Exhibit 5.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

August 6, 2010

Universal City Development Partners, Ltd.

UCDP Finance, Inc.

8  7/8% Senior Notes due 2015

10  7/8% Senior Subordinated Notes due 2016

Form S-4 Registration Statement

Ladies and Gentlemen:

We have acted as counsel for Universal City Development Partners, Ltd., a Florida limited partnership (the “Company”), and UCDP Finance, Inc., a Florida corporation (“UCDP Finance” and, together with the Company, the “Registrants”), in connection with the filing by the Registrants with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance and exchange of up to $400,000,000 aggregate principal amount of new 8 7/8% Senior Notes due 2015 (the “Senior Exchange Notes”) for a like aggregate principal amount of the Registrants’ outstanding 8 7/8% Senior Notes due 2015, which have certain transfer restrictions (the “Senior Original Notes”) and the proposed issuance and exchange of up to $225,000,000 aggregate principal amount of new 10 7/8% Senior Subordinated Notes due 2016 (the “Senior Subordinated Exchange Notes” and, together with the Senior Exchange Notes, the “Exchange Notes”) for a like aggregate principal amount of the Registrants’ outstanding $225,000,000 10 7/8% Senior Subordinated Notes due 2016, which have certain transfer restrictions (the “Senior Subordinated Original Notes” and, together with the Senior Original Notes, the “Original Notes”). The Exchange Notes are to be issued pursuant to the Indentures (as defined below). Each series of Exchange Notes when issued will be guaranteed (the “Guarantees”) by the guarantors set forth in Schedule A to this opinion (the “Guarantors”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Indenture dated as of November 6, 2009, among the Registrants, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), relating to the Senior Notes (the “Senior Indenture”) and the form of Senior Exchange Note included therein and (b) the Indenture dated as of November 6, 2009, among the Registrants, the Guarantors and the Trustee, relating to the Senior Subordinated Notes (the “Senior Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) and the form of Senior Subordinated Exchange Note included therein.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion as follows:

1. Assuming that the Senior Exchange Notes have been duly authorized by the Registrants, the Senior Exchange Notes, when executed and authenticated in accordance with the provisions of the Senior Indenture and issued and delivered in exchange for the Senior Original Notes, will constitute legal, valid and binding obligations of the Registrants, entitled to the benefits of the Senior Indenture and enforceable against the Registrants in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law). In expressing the opinion set forth in this paragraph 1, we have assumed, with your consent, that the form of the Senior Exchange Notes will conform to that included in the Senior Indenture.

2. Assuming that the Senior Subordinated Exchange Notes have been duly authorized by the Registrants, the Senior Subordinated Exchange Notes, when executed and authenticated in accordance with the provisions of the Senior Subordinated Indenture and issued and delivered in exchange for the Senior Subordinated Original Notes, will constitute legal, valid and binding obligations of the Registrants, entitled to the benefits of the Senior Subordinated Indenture and enforceable against the Registrants in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law). In expressing the opinion set forth in this paragraph 2, we have assumed, with your consent, that the form of the Senior Subordinated Exchange Notes will conform to that included in the Senior Subordinated Indenture.

3. Assuming that the Senior Indenture has been duly authorized, executed and delivered by the parties thereto, the Senior Indenture, including the Guarantees provided for therein, constitutes a legal, valid and binding obligation of the Registrants and the Guarantors, enforceable against the Registrants and the Guarantors in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

4. Assuming that the Senior Subordinated Indenture has been duly authorized, executed and delivered by the parties thereto, the Senior Subordinated Indenture, including the Guarantees provided for therein, constitutes a legal, valid and binding obligation of the Registrants and the Guarantors, enforceable against the Registrants and the Guarantors in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

We express no opinion herein as to any provision of the Indentures, the Exchange Notes or the Guarantees that (a) relates to the subject matter jurisdiction of any Federal court of the United States, or any Federal appellate court, to adjudicate any controversy related to the Indentures, the Exchange Notes or the Guarantees, (b) contains a waiver of an inconvenient forum or (c) relates to the waiver of rights to jury trial. We also express no opinion as to (i) the enforceability of the provisions of the Indentures, the Exchange Notes or the Guarantees to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived, or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in the Indentures, the Exchange Notes or the Guarantees.

We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York and the Federal law of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of Florida.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We are furnishing this opinion to you, solely for your benefit. This opinion may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Universal City Development Partners, Ltd.

UCDP Finance, Inc.

100 Universal Studios Plaza

Orlando, FL 32819-7610

SCHEDULE A

Guarantors

Universal City Travel Partners, a Florida partnership

Universal Orlando Online Merchandise Store, a Florida partnership

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